______________________________________________________

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

           CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934

                   Date of Report:  April 24, 1996


                      COMPAQ COMPUTER CORPORATION

        (Exact name of Registrant as specified in its charter)


Delaware                           1-9026                  76-0011617
(State or other                 (Commission             (I.R.S. Employer
jurisdiction of                 File Number)           Identification No.)
incorporation or organization)                         File Number)


                  20555 SH 249, Houston, Texas 77070
                     (Address, including zip code,
             of Registrant's principal executive offices)


 Registrant's telephone number, including area code:   (713) 370-0670

        ______________________________________________________

Item 5.  Other Events.

The Registrant's news release dated April 24, 1996, with respect to its financial results for the period ended March 31, 1996, including an unaudited consolidated balance sheet as of March 31, 1996, and an unaudited consolidated statement of income for the period ended March 31, 1996, is attached.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 Compaq Computer Corporation


April 24, 1996                   /s/  Daryl J. White
                                 --------------------
                                 Daryl J. White, Senior Vice President,
                                 Finance, and Chief Financial Officer
                                 (as authorized officer and as
                                 principal financial officer)

Compaq Computer Corporation     P.O. Box 692000 News Release
Public Relations Department     Houston, Texas  77269-2000
Tel 713-514-0484                Fax 713-514-4583

FOR IMMEDIATE RELEASE
Compaq First Quarter Sales Up 42% to $4.2 Billion

HOUSTON, April 24, 1996 -- Compaq Computer Corporation (NYSE:CPQ) today announced that sales increased 42 percent to $4.2 billion for the first quarter ended March 31, 1996, compared with $3.0 billion in the first quarter of 1995. Net income and earnings per share for the quarter were $234 million and $.85 versus $216 million and $.80 per share for the same period last year.

"We are extremely pleased with the growth of our business in the first quarter," said Eckhard Pfeiffer, president and chief executive officer, Compaq Computer Corporation. "As a result of the decisive steps we took to competitively position our desktop and server products, we expect Compaq to show market share gains for the first quarter and to outperform every major competitor. Since December of 1995, Compaq has gained five share points in the critical North American dealer channel, gaining more than any other supplier and enhancing its dominant position to a 34 percent share, according to Audits and Surveys. Compaq's first quarter sales were strong in all regions, with North America increasing 56 percent, Europe 27 percent, Asia-Pacific 31 percent, Latin America 84 percent, and Japan 17 percent. Solid year-over-year sales growth and tight management of operating expenses delivered earnings growth despite pressure on gross margins."

A special focus on inventory management and the initial impact of Compaq's reengineering programs resulted in the lowest inventory level in the last two years. Quarterly sales nearly doubled during this two-year period.

Outlook

"The market dynamics for 1996 appear to be strong worldwide, and we are confident about our opportunities to gain market share and achieve improved profitability for the balance of the year," said Pfeiffer. "For the second quarter we are targeting sales at approximately first quarter levels. This level of sales is dependent on continued strong customer demand and the availability of new products late in the quarter. We expect the combination of changes in product mix, reductions in the cost of materials, higher margins on new products, and ongoing expense controls to enable us to achieve second quarter earnings that meet or exceed the same period last year. "Beginning in June, and continuing through the summer, Compaq will extend its leadership position by launching breakthrough products across all categories that set new standards for performance, price, cost of ownership and networking solutions. Early customer feedback on this broad range of new products gives us a high level of confidence in Compaq's plans for strong growth in the second half of the year. A sustained worldwide advertising campaign will launch this exciting array of new products. PC technology has emerged as the key driver in the computer industry and an increasingly important factor in the communications and consumer electronics industries. Compaq's growing worldwide leadership in PC technology gives us a strong position from which to pursue these opportunities."

This outlook contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. The potential risks and uncertainties that could cause actual results to differ materially include responses to pricing actions and promotional programs; continued competitive factors and pricing pressures; the timely development, production, and acceptance of new products; changes in product mix; and inventory risks due to shifts in market demand. Further information on the factors that could affect the company's financial results are included in the company's SEC filings, including the Form 10-K for the year ended December 31, 1995, and the Form 10-Q for the quarter ended March 31, 1996, which will be filed shortly.

First Quarter Highlights

Distributed Enterprise Computing Solutions

In the first quarter, Compaq took important strategic steps toward becoming a complete end- to-end provider of distributed enterprise computing solutions -- from leading-edge platforms like the ProLiant 4500 to internetworking products and an impressive array of industry partnerships assuring seamless integration of hardware, operating systems, and distributed enterprise applications. Early in February, Compaq introduced an entirely refreshed server line including the ProLiant 4500 5/166, which provides the industry's best price/performance for an enterprise-class server. In addition, the company unveiled options including a 15/30 GB DLT Tape Drive, DLT Tape Array, and SMART-2 Array Controller. These options make reliable backup of critical data on high capacity servers easier and faster, and enhance data availability in high-end applications. Compaq also announced support for Oracle 7 version 7.3, delivering the best TPC-C price/performance benchmark in the industry and the best absolute performance benchmark for systems under $1 million.

Marking its official entry in the internetworking arena, Compaq launched a new brand of high-performance networking products for use in distributed, heterogeneous network environments. The Netelligent product line represents the successful integration of technology and expertise obtained from Thomas-Conrad and NetWorth when Compaq acquired these two companies in 1995. The Netelligent line consists of more than 100 individual networking products -- such as network interface controllers, repeaters and switches
- -- that are designed for industry-leading price/performance and ease-of-use in heterogeneous networking environments. This extensive line of client/server products and tools offers customers a single source for purchasing, support, and service of complete, end-to-end client/server solutions based on industry standards.

Desktop PCs

Early in the first quarter, the company launched its new family of home multimedia Presarios, combining industry-leading value with new and useful technologies, such as the industry's first combination Scanner Keyboard, rewriteable PD-CD drive, 6X-speed CD-ROM drives, and the most powerful Pentium processors.

Compaq also strengthened its value leadership position in the commercial desktop arena with the introduction of 35 new feature-packed Deskpro and ProLinea desktop PCs, novel storage technology -- like the industry's first standard high-capacity 120MB diskette -- and new Intelligent Manageability features.

To further increase its market share in the burgeoning education market, Compaq introduced its first feature-rich multimedia desktop PC designed specifically for networked educational environments. The new Presario ES, which addresses the growing demand of parents and educators to use the same Windows-based computing solutions most prevalent in the workplace and home, combines multimedia and networking capabilities with leading educational software titles.

Useful Innovation

Compaq significantly strengthened its position as the leading provider of usefully innovative technologies by introducing an array of unique products that enable businesses and consumers to store and manage data effectively. These offerings include the Scanner Keyboard, which offers consumers and business users an easy-to-use, space-saving device to scan important images and paper documents; the PD-CD drive, the industry's first standard, rewriteable optical drive that serves as a standard 4X CD-ROM drive and a rewriteable optical drive that stores 650 MB of data; and the new 120MB diskette drive, a new standard in diskette drive technology offering an affordable and easy-to-use solution to users who want to transfer large files and applications without a network or expensive back-up or archiving options.

Further illustrating its emergence as a broad-based, innovative computer company, Compaq and its strategic partner Fisher-Price Inc. unveiled Wonder Tools, a broad line of educational and entertainment multimedia products that create a new dimension in play and learning for preschoolers (ages 3-7) and their families. Compaq and Fisher-Price joined forces in 1995 to design and manufacture products that provide an engaging way for young children to harness the power of multimedia PCs to learn and play. The Wonder Tools family will ship this summer and consists of three product categories: interactive computer toys, preschool-appropriate peripherals, and stand- alone software titles for children and families.

The Internet

The Internet clearly represents one of the most important and exciting developments of the `90s -- providing businesses and consumers with an inexpensive communication vehicle and access to an unlimited source of global information. With personal computers and servers at the center of this burgeoning phenomenon, Compaq and its customers are uniquely positioned to benefit from, as well as support, the explosive growth of this new medium. Compaq believes that more of its products are linked to the Internet than any other company's computers in the world.

During the first quarter, Compaq underscored its commitment to the Internet, and Intranets, with the announcement that every Compaq server ships with Internet server capabilities. The only supplier to deliver Internet server functionality as a standard feature on every server platform, Compaq includes CD-based copies of Microsoft Internet Information Server, Netscape Commerce Server, and Novell NetWare Web Server in every server shipment. As a result, customers can choose the best solution to meet their needs.

Earlier this month, the company announced a partnership and investment in Raptor, the leader in firewall security management software, that responds to Compaq customers' need for a highly sophisticated network security solution. Compaq will be incorporating Raptor's EagleNT network security firewall on its line of high performance servers. Compaq believes this partnership with Raptor will make it much easier for its customers to set up their Internet and Intranet servers.

Looking ahead, Compaq will continue to provide proven Internet technology solutions to its corporate and consumer customers, and continue to partner with best-of-breed companies to bring a new era of Internet-based capabilities to the marketplace.

Company Background

Compaq Computer Corporation is the world's largest supplier of personal computers, offering desktop PCs, portable PCs, servers and options. The company reported 1995 worldwide sales of $14.8 billion. Compaq products are sold and supported in more than 100 countries through Compaq marketing partners and sold directly to customers through Compaq Direct Plus at 1-800- 888-5858. Compaq provides 24-hour customer support and can be reached through the Compaq forums on America Online, CompuServe, Internet (http://www.compaq.com), and Prodigy, or by calling 1-800-OK-COMPAQ. Product information and reseller locations can be obtained by calling 1-800-345-1518.

                             #       #       #

Compaq, Registered U.S. Patent and Trademark Office. Product names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

For further editorial information, contact:

Compaq Computer Corporation
Alice McGuire, Lysa Bryant    713-514-9549

                         COMPAQ COMPUTER CORPORATION
                         CONSOLIDATED BALANCE SHEET
                                 (Unaudited)

                                   ASSETS
                                                     March 31,   December 31,
                                                        1996         1995
                                                     ---------   ------------
                                                          (in millions)
Current assets:
 Cash and cash equivalents                            $ 1,036      $   745
 Accounts receivable, net                               3,042        3,141
 Inventories                                            1,934        2,156
 Deferred income taxes                                    365          365
 Prepaid expenses and other current assets                126          120
                                                      -------      -------
  Total current assets                                  6,503        6,527
Property, plant, and equipment,
 less accumulated depreciation                          1,144        1,110
Other assets                                              182          181
                                                      -------      -------
                                                      $ 7,829      $ 7,818
                                                      =======      =======

                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                     $ 1,177      $ 1,379
 Income taxes payable                                     191          190
 Other current liabilities                              1,070        1,111
                                                      -------      -------
  Total current liabilities                             2,438        2,680
                                                      -------      -------
Long-term debt                                            300          300
                                                      -------      -------
Deferred income taxes                                     225          224
                                                      -------      -------
Stockholders' equity:-
 Preferred stock, $.01 par value
  (authorized: 10 million shares; issued: none)
 Common stock and capital in excess of $.01 par value
  (authorized: 1 billion shares; issued and outstanding:
  268.2 million shares at March 31, 1996 and
  267.1 million shares at December 31, 1995)              908          890
 Retained earnings                                      3,958        3,724
                                                      -------      -------
  Total stockholders' equity                            4,866        4,614
                                                      -------      -------
                                                      $ 7,829      $ 7,818
                                                      =======      =======

                         COMPAQ COMPUTER CORPORATION
                      CONSOLIDATED STATEMENT OF INCOME
                                 (Unaudited)
                                                  Quarter ended March 31,
                                                    1996            1995
                                                  -------         -------
                                                   (in millions, except
                                                    per share amounts)

Sales                                             $ 4,205         $ 2,959
Cost of sales                                       3,320           2,235
                                                  -------         -------
                                                      885             724
                                                  -------         -------

Selling, general, and administrative expense          431             328
Research and development costs                        103              60
Other income and expense, net                          17              36
                                                  -------         -------
                                                      551             424
                                                  -------         -------

Income before provision for income taxes              334             300
Provision for income taxes                            100              84
                                                  -------         -------
Net income                                        $   234         $   216
                                                  =======         =======

Earnings per common and common equivalent share:
 Primary                                          $  0.85         $  0.80
                                                  =======         =======
 Assuming full dilution                           $  0.85         $  0.80
                                                  =======         =======
Shares used in computing earnings per common
 and common equivalent share:
  Primary                                           276.1           270.9
                                                  =======         =======
  Assuming full dilution                            276.1           270.9
                                                  =======         =======